Tilly’s, Inc. Announces Record Holiday Period Net Sales,
Expects Best Fourth Quarter Earnings in its Public-Company History

Irvine, CA – January 10, 2022 – Tilly’s, Inc. (NYSE: TLYS, the “Company”) today announced net sales results for the nine-week period ended January 1, 2022 (the “2021 holiday period”) in advance of its virtual participation in the ICR Conference 2022 on January 10-12, 2022.

“Based on our strong 2021 holiday period results, we expect to report our most profitable fourth quarter since becoming a public company and our most profitable full fiscal year on record,” commented Ed Thomas, President and Chief Executive Officer. “We believe these results were driven by favorable market conditions and a compelling merchandise assortment. I want to thank our entire team of store, distribution center, and corporate office associates for all of their hard work and dedication in producing these impressive results.”

•Total net sales of $173.3 million increased by 16.5% for the 2021 holiday period compared to $148.7 million for last year’s comparable nine-week holiday period ended January 2, 2021 (the “2020 holiday period”).
•Total comparable net sales, including both physical stores and e-commerce, increased by 14.1% for the 2021 holiday period compared to an increase of 2.7% for the 2020 holiday period.
◦Comparable net sales in physical stores increased by 23.2% for the 2021 holiday period compared to a decrease of 12.4% during the 2020 holiday period. Comparable net sales in physical stores increased by a double-digit percentage in all but one of 14 geographic markets compared to the 2020 holiday period. Net sales in physical stores represented 74.5% of total net sales for the 2021 holiday period compared to 68.4% of total net sales during the 2020 holiday period.
◦E-commerce net sales decreased by 5.7% for the 2021 holiday period compared to an increase of 65.2% during the 2020 holiday period. E-commerce net sales represented 25.5% of total net sales for the 2021 holiday period compared to 31.6% of total net sales during the 2020 holiday period. Compared to the 2019 holiday period, e-commerce net sales increased by 57.4%.
◦The Company believes these results were driven by favorable market conditions, a compelling merchandise assortment, and a shift in our customers’ preference for shopping in physical stores over e-commerce compared to last year’s holiday period. Last year, the impacts of the COVID-19 pandemic, including government-mandated restrictions on customer traffic in physical stores and reductions in store operating hours in effect during the 2020 holiday period, resulted in increased online shopping relative to physical stores compared to previous years.
•As of January 3, 2022, the Company had $188.9 million of cash and marketable securities and no debt outstanding after paying an aggregate of $61.6 million in special cash dividends to shareholders in July and December 2021. This compares to $169.1 million of cash and marketable securities and no debt outstanding as of January 4, 2021, which was the comparable fiscal date last year.

The scope and nature of the impacts of the COVID-19 pandemic on the Company’s business continue to evolve. As a result, there can be no guarantee that the Company’s financial results through the remainder of the fourth quarter will remain consistent with those of the 2021 holiday period. In addition, the foregoing information does not reflect the full financial results for the 2021 holiday period. The Company’s actual financial results for the fiscal 2021 fourth quarter and full fiscal year ending January 29, 2022, are subject to completion of the period, the finalization of its normal quarter-end and year-end accounting procedures, and the audit of its fiscal 2021 financial statements. The Company currently expects to report its actual results for the fiscal 2021 fourth quarter and full fiscal year on or about March 10, 2022.

Fiscal 2021 Fourth Quarter Outlook Update
Based on the Company’s net sales results for the 2021 holiday period and historical trends, the Company expects its net sales to be in the range of approximately $203 million to $205 million and its earnings per share to be in the range of approximately $0.39 to $0.42 per diluted share for the fourth quarter of fiscal 2021, representing the Company’s most profitable fourth quarter in its public-company history. The Company expects to end fiscal 2021 with 241 total stores after closing two stores in late January 2022.

ICR Conference 2022
The Company will be participating virtually in the ICR Conference 2022 on January 10-12, 2022. The Company will be conducting a fireside chat presentation at 3:30 p.m. Eastern time on Monday, January 10, 2022. The audio of the fireside chat will be webcast live over the internet and can be accessed under the Investor Relations section of the Company’s website at www.tillys.com.

About Tillys
Tillys is a leading, destination specialty retailer of casual apparel, footwear and accessories for young men, young women, boys and girls with an extensive selection of iconic global, emerging, and proprietary brands rooted in an active, outdoor and social lifestyle. Tillys is headquartered in Irvine, California and currently operates 243 total stores across 33 states as well as its website, www.tillys.com.

Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding the overall effect of the novel coronavirus (COVID-19) pandemic, including its impacts on the Company, its operations, or its future financial condition or operating results, the actions taken or to be taken in response to the COVID-19 pandemic, and the impacts thereof on the Company, its operations, or its future financial condition or operating results, expectations regarding future customer traffic and sales activities, the effects of guidance from local, state and federal governments and health organizations on its future business operations, the possibility of repaying withheld store rents, its ability to properly manage inventory levels, and any other statements about its future cash position, financial flexibility, expectations, plans, intentions, beliefs or prospects expressed by management are forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs, but they involve a number of risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to, the effects of the COVID-19 pandemic (or other weather, epidemics, pandemics, or other public health issues) on the Company's business and operations, and its ability to respond thereto (including any future surges in the number of cases or new strains or variants related thereto and the effects of the emergence from the COVID-19 pandemic on its business), its ability to respond to changing customer preferences and trends, attract customer traffic at its stores and online, execute its growth and long-term strategies, expand into new markets, continue to grow its e-commerce business, effectively manage its inventory and costs, effectively compete with other retailers, attract talented employees, enhance awareness of its brand and brand image, general consumer spending patterns and levels, the markets generally, its ability to satisfy its financial obligations, including under its credit facility and its leases, and other factors that are detailed in the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”), including those detailed in the section titled “Risk Factors” and in its other filings with the SEC, which are available from the SEC’s website at www.sec.gov and from the Company's website at www.tillys.com under the heading “Investor Relations”. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. This release should be read in conjunction with the financial statements and notes thereto contained in the Company's Form 10-K.

Investor Relations Contact:
Michael L. Henry
Executive Vice President, Chief Financial Officer
949-609-5599 x.17000
irelations@tillys.com